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Excerpts of Liberty Media Corporation at the 25th Annual Goldman Sachs Communacopia Conference, September 22, 2016

Gregory B. Maffei, President, Chief Executive Officer & Director, Liberty Media Corporation

And then the discount to NAV perception at what was Liberty Media Group will become F1, hard to argue that now. When we know and talk about discounts, we talk — we can look and say, identifiable assets and valuations compared to the valuation of the tracking stock, that’s now kind of blown up, because there isn’t another valuation available for F1. We are the valuation. And obviously it’s performed very well. When we struck the deal with CVC, I think the reference price in the deal was $21.40, something in the $21 below — below $21.50, and I think the stock was over $29 yesterday for the LMCKs and we issued $3.3 billion of the reference price in LMCKs that traded up nicely since or we will be issuing that.

Drew Borst, Analyst, Goldman Sachs & Co.

Let’s talk about Formula One a little bit. Two weeks ago, you announced the acquisition, it’s a business model that has very strong free cash flow generation, which allows for high leverage or sort of the two hallmarks of Liberty assets. Could you elaborate a little bit on the opportunity you see at Formula One and then strategic and financial plan for the next couple of years?

Gregory B. Maffei

Yeah. I think you’re right. Strong cash flow, so a high degree of it committed either through venues or broadcast deals or sponsorship deals which are multi-year. So I think it allows a fair amount of leverage. Whether that leverage stays at this level? As a public entity, we’ll see. There might be some movement downward. I think there’s some ability to find more attractive pricing on the debt structure even at this leverage level.

Opportunities to grow the business, I think there are a bunch, starting with broadcast revenue, the largest source of revenue. Chase Carey, pretty experienced, hard to think of a better guy who has opportunity to manage sports properties or media properties and the intersection of the two. And I think there’s an opportunity to grow that broadcast stream. Much of it comes from moving potentially to free-to-air to competitive pay services; that’s what, for example, what happened in the UK when BSkyB recently bought the rights.

Next source of revenue is sponsorship. I think we have 19 sponsors or 17 sponsors, and we have three people working in sponsorship at Formula One. In contrast, at MLB, a business we have some familiarity with through the Braves, there are 75 sponsors, just in the U.S. So, I think there’s an opportunity to grow, invest in the sponsorship organization and grow sponsors.

Venues, we’re sitting at 21 races. I think there’s an opportunity potentially to grow that over time. But particularly while we maximize some of those venue races — venue opportunities with relatively high venue fees, I think there’s an opportunity to grow in number of venues and in venues that are potentially more attractive to longer-term broadcast revenues and longer-term sponsorship revenues.

The obvious optionality case, to some degree, Asia in the short-term, potentially Latin America, and longer-term, North America, particularly the U.S., where we really are well under-viewed, under-monetized, under-everything. I don’t think that gets solved in a week, but I think that’s an interesting long-term opportunity.

And then lastly and something that intersects all of these is less than 1% of the revenue is from digital. They really have no organized digital effort. I think there are a lot of things that can be done around gaming, VR and AR. There is an enormous amount of video feed and data that we have about the races that we are already capturing that we are not in any way processing incrementally for the dedicated fan for opportunities around things like gambling, remember, outside the United States, huge gambling opportunity in this sport, none of which we capitalize on. So I think there are a bunch of ways in which digital can play through this from a service to augmenting other things to providing data that are interesting that we’re not capitalizing on that I think will be a part of the future growth.

Drew Borst

Yeah, you mentioned expansion in the U.S. because I think that’s something Formula One has worked on, I believe they still have a race down in Austin.

Gregory B. Maffei

They do.

Drew Borst

I think at one point they were trying to do a race in the New York area, but that never came to fruition. I mean, what’s sort of the lessons learned on their sort of first take on that attempt? And what gives you the confidence that you might be able to take another bite at that apple?

Gregory B. Maffei

Well, there have been actually 65 Grand Prix races in the U.S. for Formula One, and I think it’s actually, on the list of all the places where there have been races, the United States is actually fourth or fifth. So it’s not as if it’s never had races here. It’s just it’s been in and out. There were races in Long Beach, there were races in Denver.

You think about places where it would have natural appeal, I would argue Miami, Las Vegas are very interesting places for the long-term. But that isn’t going to get solved in a week. I’d like to hope that being Americans, Chase, Liberty, that we can help with that process. I don’t think, as I said, this is a quick fix, but for the longer term, it’s a large untapped market with upside. . . .

Drew Borst

Yeah. In terms of — there’s not many opportunities to kind of own the league, so to speak...

Gregory B. Maffei

Yeah.

Drew Borst

...which you’re doing with the...

Gregory B. Maffei

It’s the largest commercial revenue sport in the United — that you can own, commercialize in the world; can’t own the Olympics, can’t own FIFA.

Drew Borst

And do you see opportunities to take the product more directly to the consumer as opposed to using sort of the traditional third-party media of television networks and cable networks, et cetera?

Gregory B. Maffei

Yeah. I think absolutely and that’s I think I touched on a little in the digital opportunity, part of that is much more direct-to-consumer, DTC kind of experiences, and how that augments and how we work that in with the traditional broadcasters, that’s what needs to be worked through, but I think there’s a lot of material to work with there.

Forward-Looking Statements

The foregoing communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed acquisition by Liberty Media Corporation (“Liberty”) of Delta Topco Limited and its Formula One business (the “proposed acquisition”), strategic and financial opportunities stemming from the proposed acquisition, including with respect to broadcasting, content distribution, sponsorship, and the expansion of Formula One races, and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the proposed acquisition.  These forward-looking statements speak only as of the date of the foregoing communication, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.  Please refer to the publicly filed documents of Liberty, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to Liberty’s business which may affect the statements made in the foregoing excerpts.

Additional Information

Nothing in the foregoing communication shall constitute a solicitation to buy or an offer to sell shares of Liberty’s Series C Liberty Media common stock or any other series of its common stock.  Liberty stockholders and other investors are urged to read the proxy statement to be filed with the SEC because it will contain important information relating to the proposed acquisition.  Copies of Liberty’s SEC filings are available free of charge at the SEC’s website (http://www.sec.gov).  Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Investor Relations, (720) 875-5420.

Participants in a Solicitation

The directors and executive officers of Liberty and other persons may be deemed to be participants in the solicitation of proxies in respect of any proposals relating to the proposed acquisition. Information regarding the directors and executive officers of Liberty is available in its definitive proxy statement, which was filed with the SEC on July 8, 2016, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials regarding the foregoing to be filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.